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                                                                EXHIBIT 10


                      CONCESSION MODIFICATION AGREEMENT

Modification agreement of the partial assignment of rights contract signed on December 19, 1995, which according to the following declarations and clauses is signed by: on one hand, API Ensenada, S.A. de C.V., to be referred to as API, represented by Ing. Pablo Medina Zamora in his capacity as Director General; and on the other, Ensenada Cruiseport Village, S.A. de C.V., to be referred to as the Operator, represented by Stephen B. Barker in his capacity as authorized representative.

DECLARATIONS

1.      The parties declare that:

1.1 Signing of the contract. On Dec. 19, 1995 a contract was signed (to be referred to as the "Original Contract") by virtue of which the API partially granted to the Operator its rights and obligations with respect to the areas which are marked as the Granted Area in said contract. Said contract, which is attached to this document as Exhibit A was registered before the Secretary of Communications and Transportation under the number API ENS 01-001-002/96, on Feb. 8, 1996.

1.2 The legal status of the parties and the powers of their representatives are established on the following terms:

1.2.1 Of API. The legal status of API and the powers of its representatives were duly confirmed as per the terms of the original contract and have not been modified in any way.

1.2.2 Of the Operator. The legal status of the Operator was duly confirmed as per the terms of the original contract, and have not been modified in any way.

As confirmed in official document 264,429, signed before the oath of Lic. Tomas Lozano Molina, Notary number 10 of the Federal District, Sr. Stephen B. Barker is the legal representative of the Operator, and has power to carry out administrative acts, which are sufficient for the signing of this contract, and which have not been cancelled or modified in any way.

1.3 Definitions. It is agreed that the definitions contained in the 2nd article of the Port Laws, in the 2nd article of the Navigation Laws, and in the original contract, shall be applied to this document, unless they shall be assigned a different meaning in the same document; that the terms of those documents shall have the meaning that is assigned to them in said documents, and that they shall be used in plural form when making reference jointly to concepts or persons referred to, without same affecting their meaning.

2.      The Operator Declares that:

2.1 Request for the modification of the original contract. On Oct. 9, 1996, a request was presented to API to modify the original contract, for the reasons which are described and referred to in the same document, and which are fundamentally based on the real costs of the dredging work which the Operator shall carry out in the common areas of the port, and which are in the area of $US 4,320,000.00 an amount which is notably higher that that which was estimated at the moment of signing the contract referred to. This request is attached hereto as Exhibit B.

2.2 Compliance with the original contract. On the date of signing this document, all payments agreed to in the original contract are current.


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MODIFICATION AGREEMENT, PAGE TWO



3.      API Declares:

3.1 Origins of the modification. From analysis of the request referred to in declaration 2.1 the following was noted:

a) to determine the amount of the rent payments agreed to in the original contract, it was taken into account that the Operator would authorize economic assistance to API to carry our construction dredging work in the common areas of the port area of Ensenada, B.C. which are charged to API as per the terms of the Concession Title.

b) at a later time it was confirmed that the cost of the dredging referred to in the preceding section will be significantly higher than that which was originally forecast, due to which the economic assistance referred to will increase in an important manner, which carries with it a substantial change in the financial projections of the Operator.

c) the proposal of the Operator refers fundamentally to the modification of the terms of payment of the rent, and not therefore to the actual totals of same, which have not been changed;

d) in the 48th clause of the original contract, it is agreed that it may be revised, for among other reasons, at any time if the parties agree to same;

3.2 Authorization of the modification. At the meeting of the Board of Directors, held on Nov. 15, 1996, the members of the Board leaned of the request for the modification which is contracted in this document, and they agreed to same as per the certification which is attached hereto as Exhibit C.

Having declared as above, the parties agree as follows:

CLAUSES:

FIRST: Modification of the definitions. The parties agree to modify the definition of the rent payment inserted in the chapter of definitions in the original contract so that the text shall read as follows:

RENT PAYMENT: The amount of money which, before VAT tax, the Operator shall pay to API for the use, and exploitation of the Granted Area, in the form and as per the terms established in this contract. The rent payment consists of a fixed portion and a variable portion, which are defined as follows:

FIXED PORTION: The fixed portion consists of the amounts of money stipulated in fraction 1 of the 31st clause of this contract, which were determined by (a) adding the total resulting from applying corresponding percentage to the appraised value of the Granted Area (i) the amount of bringing current this total by an increase of 2% per year, which shall be applied starting in the 8th year of validity of this contract (that is, or the original contract), and
(II) the anticipated sum of the anchorage and port fees of the cruise ships stop each year at the port and which have together a gross registered weight equal to or less than 18,900,000 tons (TRB), whose payment the Operator will guarantee and shall make to API commencing when they begin to operate the terminal, and until the end of the term of this contract; and (b) deducting from the resulting total the amount of economic assistance that the Operator provides to API for carrying out the dredging work which are referred to in the 19th clause.
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MODIFICATION AGREEMENT, PAGE THREE



VARIABLE PORTION


The variable portion shall be the money that represents 20% of the anchorage and port fees in excess of a total weight of 18,900,000 TRB as mentioned in the preceding section on an annual basis which is paid by the cruise ships that call at the port each year.

SECOND: Modification of the clauses. The parties agree to modify sections IV and VII of the first clause, the nineteenth clause, the second and third paragraphs of the twentifirst clause, the thirtisecond clause, as well as the sections I, II, and VII of the fortithird clause, and of the paragraph which follows this last clause in the original contract, so that those texts shall literally as follows:

        First. Granting of rights and obligations.

        IV. To charge and collect, subject to current legislation, fees for the Services and for other services provided in the granted area, without exceeding the maximum tariffs which in each case may be established by the governing authorities or by API.

        VII. To charge and receive the port or anchorage fees from the cruise ships which arrive in the granted area or within the area marked in
Exhibit 16, with the understanding that this statement does not grant to the Operator any other right over said area marked in Exhibit 16, agreeing that said fees shall be established by API and shall be based upon the proposals presented by the Operator.

        NINETEENTH: Investments and specific work. The Operator is obligated to comply with the amounts, terms and conditions specified in the program of investments which is duly attached and dated as Exhibit 14, as well as to comply with the development of the projects and carrying out of the work as specified below:

        I.      The Operator shall deliver to API.

        1. A design plan of the works to be carried out within the granted area, at the latest by March 1, 1996.

        2. The Executive Project of the works to be carried out in the first phase, at the latest by December 31, 1996.

        3.      The Executive Project of second phase, at the latest by Sept.
30, 1997.

        The Design Plan and Executive Project may be modified by the Operator as long as such is previously approved by API, and as long as the changes do not modify the basic form or function of the works, nor the time for execution of same.

        II. The Operator is obligated to begin the work of the first phase, which are referred to in the sub-section 2 of the section I of this clause, by March 15, 1997 at the latest, and those of the second phase, referred to in the sub-section 3 of said section, within a maximum time limit of two calender months starting from when API approves the corresponding Executive Project in writing and from when the Operator has received all environmental permits that said works may require.
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MODIFICATION AGREEMENT, PAGE FOUR


        The general concepts of the works are marked out in the program which is attached hereto as Exhibit 15-B, in which additionally are specified the time limits for completing said works, with the understanding that the program of such works as well as the dates mentioned may be subject to changes if necessary due to environmental rulings or regulations which affect the Operator. Such changes require the written approval by API to take effect.

        III. In the same manner the Operator is obligated to carry out dredging for construction, and for maintenance during the valid period of this contract, in the area so marked on the map attached as Exhibit 16, and which includes the portion of water within the granted area and that between said area and the zone of ship movements of the Port.

        The parties agree that the material produced from the dredging mentioned as per the terms of the preceding paragraph shall be the property of the Operator and of API 50% each, and because of which, the Operator agrees to deposit API's portion of the material in the place or places so designated in writing by API within the port, at the Operator's expense.

        IV. Based on that specified in the above section, the parties agree that the Operator shall carry out, with 200,000 m3 of material which is produced by dredging, re-filling work in the area which is so marked on the map which forms part of Exhibit 15-B. This work should be completed no later than Dec. 31, 1996.

        TWENTIFIRST: Investments, works and specific obligations charged to API.

        The parties agree that, due to the elements which were taken into account to determine the amount and form of payment of the users fees (rent), the investment made by the Operator to carry out the dredging work and refilling that is referred to in the sections III and IV of the 19th clause shall not cause any modification in the amount of the economic assistance by the Operator in any manner, nor shall it cause any variation in the amounts due as the fixed portion of the users fees, until the termination of this contract or until its extension is requested.

        API shall, at its cost and expense, re-locate the ship Catalina, which is currently located in an area bordering the granted area, away from the granted area, at the latest 15 days after the Operator notifies API in writing that as a result of its dredging work, there is deep enough water around said vessel to move it. In the case of a delay in compliance, API shall pay to the Operator agreed damages as per the terms of clause 32, in the amount of 300 times the official daily minimum salary in Ensenada, for each month of the delay.

        THIRTIFIRST. Users Fees for the partial assignment of rights. During the valid period of this contract, the Operator shall pay to API the fixed and variable portions of the Users Fees as follows:

        I. The fixed portion shall be paid monthly in accordance with the following schedule, in which the annual amount due is stated in U.S. Dollars.
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MODIFICATION AGREEMENT, PAGE FIVE


        ANNUAL AMOUNT OF THE USERS FEES

        YEAR OF THE CONTRACT                    ANNUAL USERS FEES IN US$
        1                                       54,000
        2                                       108,000
        3 & 4                                   280,000
        5-10                                    560,000
        11-15                                   1,430,000
        16-24                                   1,990,000
        25-32                                   2,5000,000
        33-35                                   2,999,000

        During each of the years 36-47 inclusive, the extension period of the contract, the Operator shall pay to API the amount of 2,999,000 US$ as the fixed portion of the users fees.

        The fixed portion of the users fees shall be paid in 12 equal monthly payments in advance, during the 12-17th of each corresponding month. The first payment shall be paid on the date of the signing of this contract.

        If payment is made in national currency (pesos) the conversion shall be made at the interbank purchase exchange rate in effect on the date payment is made.

        II. The variable portion of the users fees shall be paid monthly during the first five days of each succeeding month, starting from the date when it appears probable that the gross tonnage of the cruise lines arriving at the port shall reach a total which on an annual basis exceeds the amount indicated in the corresponding section of the chapter on definitions. If payment is made in national currency, payment shall be converted as described in the preceding section.

        For effects of the preceding section, the computation of gross tonnage shall be made on an annual basis, starting from the date when the Operator receives the first cruise ship at its terminal.

        Said computation shall be carried out by the Operator, who shall communicate it to API by monthly reports, during the fist five days of the next month, regardless of whether at the date of its presentation any obligation of payment has been created as per the terms of this section.

        Each of the reports should previously be reconciled with the Port Captain of Ensenada, and in the case of any discrepancy between the calculations of the Operator and the Port Captain, the report of the latter shall prevail.

        THIRTISECOND. Penalty Interest. In the event that the Operator does not cover any monetary obligation in a punctual manner, charged to it and in favor of API, penalty interest shall be charged from the date when the obligation should have been met, and until the date when it is covered. In the case that API does not comply with any monetary obligation, penalty interest shall also become due during the period of non-compliance.

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MODIFICATION AGREEMENT, PAGE SIX


        The monetary obligations referred to in this clause include, in a specific and non-limited manner, the fixed and variable portions of the users fees, and any credits due to API derived from its own activities within the granted area, when fees are collected by the Operator, any payments charged to the Operator and which may be paid by API for the execution, demolition, re-construction or installation of works, equipment or systems for the conservation, repairs to or maintenance of the granted area; or for damages caused to API or to third parties; the payment of premiums for bonds or insurance policies or for deductibles payable for same; and en general, any payments made by API on behalf of the Operator, or due to the non-compliance with the obligations of the latter.

        FORTITHIRD. Recision of the contract. The parties agree that the present contract may be cancelled by API, without need of judicial resolution or arbitration, if the Operator shall incur any of the following conditions on the number of occasions indicated.

        I. For acting contrary to that indicated in any of the sections I-IV, VIII, IX or X of clause 38, on the first occasion.

        II. For acting contrary to that indicated in any of the sections V, VII, XII, or XVI of the same clause number 38, on the second occasion.

        VII. For not carrying out the investments and specific works conforming with that specified in clause 19, on the first occasion. In the case of the re-filling work referred to in section IV of the cited clause, then the case shall be disposed of as per section XVII of clause 38.

        When any of the cases specified in sections, V, VII, VIII, IX, X, XIII, and XVI of the 38th clause shall be presented, in which cancellation is an option, it shall be necessary that (I) API notify the Operator in writing of the acts, or omissions which constitute the non-compliance. (II) that a period of time be fixed, of at least three business days to remedy same, (III) that after the period fixed for remedy the Operator shall continue in non-compliance and
(IV) that the cancellation shall be duly communicated in writing by API to the Operator in a timely manner. In other cases where cancellation is an option, it shall be sufficient that API make the notification mentioned in point IV above. In the event that controversy arises regarding grounds for cancellation, the cancellation shall remain in effect until and unless a resolution to the contrary is found as per that specified in this clause.

        THIRD. Additions in the clauses. The parties agree to insert a modification into the introduction of clause 38; to add this same modification into the section XVII; and that, in the second paragraph of clause 39, mention of the referred to section XVII shall be made, so that the contractual dispositions mentioned shall remain stated in the following terms.

        THIRTIEIGHTH. Agreed to Penalties. In case of delay in the compliance of its obligations assumed by the Operator in this contract, or in the event of non-compliance of the same, the Operator shall pay to API as stipulated damages, the amount arrived at by multiplying the official daily minimum wage in Ensenada, B.C. at the time when the infraction takes place, by the number of times indicated below; with the understanding that, should it refer to the case specified in section XVII, the penalty shall be fixed as per that specified in that same section.

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MODIFICATION AGREEMENT, PAGE SEVEN



        XVII. For not complying in a timely manner with the total execution of the re-filling work which are referred to in section IV of clause 19, $USD 1,000.00 for each day of delay, with the understanding that in the case referred to in this section, that which is specified in the following two paragraphs shall not be applied, nor that established in clause 39; and that the specified penalty shall be subject to demand for immediate payment day after day.

        THIRTININTH.  Procedure for payments of the agreed penalties.

        No time for payment shall be extended when dealing with non-compliance as specified in sections I-V, inclusive, and in section XVII of the preceding clause, nor when, due to non-compliance the normal operations in the granted area of the port are affected.

        FOURTH: Substitution of the exhibits of the original contract. The parties agree that, from the date when this document is signed, the Exhibit 15-B which is attached hereto shall replace Exhibit 15 in the original contract; and that the other Exhibits of this latest contract shall remain valid.

        FIFTH: Continuing validity of the original contract. Except for the modifications and additions expressly agreed to in this document, the original contract shall remain wholly valid in all its aspects, and therefore cannot be determined to have been superceded in any way.

        SIXTH: Interpretation and integration. For the interpretation, integration and compliance with this contract, and for the resolution of any controversies or conflicts arising from same, the same criteria shall be followed as is specified in the 51st and 52nd clauses of the original contract, according to the case.

        SEVENTH: Registration of the agreement. This agreement shall be registered by API before the Secretary of Communications and Transportation, within five days of its being signed.

        This agreement is signed in triplicate in Ensenada, B.C. on No. 21, 1996.

        FOR API                                 FOR THE OPERATOR


        Ingot. Pablo Medina Zambia                Stephen Barker
        Director General                        Legal Representative